Filed Pursuant to Rule 424(b)(1)

Registration 333-202172

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)(3)
Common Stock, par value $0.01	N/A	N/A	$7,447,865	$750.00

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of the common stock of Marriott International, Inc. (“Marriott”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Marriott common stock.
(2)	Pursuant to the Agreement and Plan of Merger, dated as of November 15, 2015, as amended by Amendment Number 1, dated as of March 20, 2016 (collectively, the “Merger Agreement”), effective as of September 23, 2016, Marriott acquired Starwood Hotels & Resorts Worldwide, Inc (“Starwood”). At the effective time of the merger, certain outstanding equity awards with respect to shares of common stock of Starwood held by former employees of Starwood were converted into equity awards with respect to shares of common stock of Marriott, subject to appropriate adjustments to the number of shares and, where applicable, the exercise price of such award. The amount registered hereunder represents the shares of Marriott common stock issuable upon the vesting or exercise of such equity awards, subject to appropriate adjustments thereto.
(3)	The filing fee of $750.00 is calculated in accordance with Rule 457(o) of the Securities Act based upon the maximum aggregate offering price of all the shares of Marriott’s Class A Common Stock issuable under the awards described in note 2 above.

PROSPECTUS SUPPLEMENT

(To prospectus dated February 19, 2015)

For Assumed Starwood Awards Held By Former Employees

MARRIOTT INTERNATIONAL, INC.

COMMON STOCK

This Prospectus covers shares of Class A Common Stock, par value $0.01 per share (referred to in this Prospectus as “Common Stock” or “Shares”), of Marriott International, Inc., a Delaware corporation (referred to in this Prospectus as “Marriott” or the “Company”), that may be issued under awards held by former employees (or their respective legal successors) of Starwood Hotels & Resorts Worldwide, Inc. (including its successors, “Starwood”) that were granted under the Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan, as amended and restated, as amended (the “1995 LTIP”), the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, as amended (the “1999 LTIP”), the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, as amended (the “2002 LTIP”), the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, as amended and amended and restated from time to time (the “2004 LTIP”), and the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan (the “2013 LTIP” and, collectively with the 1995 LTIP, the 1999 LTIP, the 2002 LTIP and the 2004 LTIP, the “Starwood LTIP”). The Starwood LTIP was established by Starwood Hotels & Resorts Worldwide, Inc. (including its successors, “Starwood”) prior to the merger pursuant to which Starwood became a wholly-owned indirect subsidiary of Marriott. The shares covered by this Prospectus relate to awards granted under the Starwood LTIP and assumed by Marriott pursuant to the Agreement and Plan of Merger, dated as of November 15, 2015, as amended by Amendment Number 1, dated as of March 20, 2016, between Marriott, Starwood and certain other entities (the “Merger Agreement”) and converted into equity awards with respect to shares of common stock of Marriott (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with Marriott’s acquisition of Starwood completed on September 23, 2016. Marriott will receive proceeds from the exercise of assumed equity awards that are options. Marriott will not receive any additional consideration upon the settlement of equity awards other than options.

Marriott’s Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “MAR.” The last reported sale price of our Class A Common Stock on September 19, 2016 was $68.67 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 23, 2016.

Prospectus supplement

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2015 (the “Prospectus”) and any additional prospectus supplements or free writing prospectuses provided, authorized or used by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that any information appearing in this prospectus supplement, the Prospectus and in the documents incorporated by reference herein and therein is accurate only as of its respective date. Our business, financial condition, results of operation, and prospects may have changed since those dates.

Prospectus

Where You Can Find More Information	1
Incorporation by Reference	1
Use of Proceeds	2
Description of Securities	2
Selling Security Holders	2
Validity of Securities	2
Experts	2

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the principal features of the Starwood LTIP in general terms. You may request a copy of the complete text of the Starwood LTIP and additional information about the Starwood LTIP and its administrators in their managerial capacity by contacting the Corporate Secretary of Marriott at 10400 Fernwood Road, Bethesda, Maryland 20817 (Telephone: 301-380-4999). You also may make a written or oral request from the Corporate Secretary of Marriott of copies of the other documents that make up a part of this Prospectus (described more fully at the end of this document), as well as any other documents required to be delivered to participants in the Starwood LTIP pursuant to Rule 428(b) under the Securities Act of 1933 (the “Securities Act”), including all reports, proxy statements and other communications distributed to Marriott’s security holders generally.

It is important for you to read and consider all of the information contained in this prospectus supplement, the Prospectus and any documents incorporated by reference herein and therein. Unless the context requires otherwise, references to “Marriott,” “we,” “our” or “us” in this prospectus supplement refer to Marriott International, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about Marriott and this offering that is contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider regarding your equity award with respect to investing in Marriott’s common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference (see “Where You Can Find More Information”) carefully.

Marriott International, Inc.

Marriott International, Inc. is one of the world’s leading lodging companies. We are a worldwide operator, franchisor, and licensor of hotels and timeshare properties under numerous brand names at different price and service points. We also operate, market, and develop residential properties and provide services to home/condominium owner associations. We group our operations into three business segments, North American Full-Service, North American Limited-Service and International, which represented 60.9%, 22.0% and 15.2%, respectively, of our total sales in the fiscal year ended December 31, 2015. Our unallocated corporate represented 1.9% of our total sales in the fiscal year ended December 31, 2015.

As of June 30, 2016, we operate, franchise or license 4,554 properties worldwide, with 777,402 rooms, with our principal brands (prior to the merger with Starwood) being those listed in the table below. As a result of the merger with Starwood, the Starwood portfolio of brands joined the Company. We believe that our portfolio of brands is the broadest of any lodging company in the world. Consistent with our focus on management, franchising, and licensing we own very few of our lodging properties. Our principal brands are listed in the following table:

• The Ritz-Carlton®	• Gaylord Hotels®

• Bulgari® Hotels & Resorts	• AC Hotels by Marriott®

• EDITION®	• Courtyard by Marriott® (“Courtyard®”)

• JW Marriott®	• Residence Inn by Marriott® (“Residence Inn®”)

• Autograph Collection® Hotels	• SpringHill Suites by Marriott® (“SpringHill Suites®”)

• Renaissance® Hotels	• Fairfield Inn & Suites by Marriott® (“Fairfield Inn & Suites®”)

• Marriott Hotels®	• TownePlace Suites by Marriott® (“TownePlace Suites®”)

• Delta Hotels and Resorts®	• Protea Hotels®

• Marriott Executive Apartments®	• Moxy Hotels®

• Marriott Vacation Club®

Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817. Our telephone number is (301) 380-3000.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of Marriott’s common stock, see the section of this prospectus supplement entitled “Description of Securities.”

Issuer	Marriott International, Inc.
Securities Offered	Shares of Marriott common stock, par value $0.01 per share, that are issuable upon the vesting or exercise of certain equity awards with respect to shares of common stock of Starwood held by former employees of Starwood (or their respective legal successors) that were assumed by Marriott and converted into equity awards with respect to shares of common stock of Marriott (subject to appropriate adjustments to the number of shares and, if applicable, exercise price) in connection with Marriott’s acquisition of Starwood completed on September 23, 2016.

Use of Proceeds	If all of the assumed equity awards described in this prospectus supplement that are stock options are exercised in full, Marriott will receive an immaterial amount of net proceeds. Marriott intends to use any such proceeds for general corporate purposes. Marriott will not receive any proceeds from the settlement or vesting of other assumed equity awards described in this prospectus supplement.

NASDAQ Trading Symbol	MAR

CHANGES AS A RESULT OF THE MARRIOTT/STARWOOD

BUSINESS COMBINATION

Pursuant to the Merger Agreement, on September 23, 2016, Marriott acquired Starwood in a series of business combination transactions pursuant to the Merger Agreement, Starwood became an indirect wholly owned subsidiary of Marriott, and Marriott assumed the Starwood LTIP. Under the Merger Agreement, and as described in more detail below, all outstanding awards under the Starwood LTIP immediately prior to the effective time of the business combination were assumed by Marriott and converted into awards with respect to shares of common stock of Marriott. All outstanding awards will continue to be subject to the terms of the Starwood LTIP. All references to Starwood or to the “Company” in the Starwood LTIP, in award agreements granted under the Starwood LTIP, and in any other documents relating thereto will be deemed to refer to Marriott from and after the date of the business combination, and references to the shares issuable under such awards will refer to Marriott Common Stock.

Additionally, at the closing date of the business combination transactions:

(i)	each stock option, whether vested or unvested, that was outstanding was automatically converted into an option to purchase, on the same terms and conditions (including applicable vesting requirements) applicable to such award immediately prior to the business combination, a number of shares of Marriott Common Stock determined pursuant to a formula set forth in the Merger Agreement, rounded down to the nearest whole share, and at a per-share exercise price determined pursuant to a formula set forth in the Merger Agreement, rounded up to the nearest whole cent;

(ii)	each unvested restricted stock award that was outstanding was automatically converted into a Marriott restricted stock award, on the same terms and conditions (including applicable vesting requirements) applicable to such award immediately prior to the business combination, with respect to a number of shares of Marriott Common Stock determined pursuant to a formula set forth in the Merger Agreement, rounded up or down to the nearest whole share;

(iii)	each restricted stock unit award, whether vested or unvested, that was outstanding was converted into a Marriott restricted stock unit award, on the same terms and conditions (including applicable vesting requirements) applicable to such award immediately prior to the business combination, with respect to a number of shares of Marriott Common Stock determined pursuant to a formula set forth in the Merger Agreement, rounded up or down to the nearest whole share;

(iv)	each performance share award that was outstanding was automatically converted into an award of Marriott restricted stock units on the same terms and conditions (excluding performance goals and proration upon termination of employment) applicable to such award immediately prior to the business combination, with respect to a number of shares of Marriott Common Stock, rounded up or down to the nearest whole share, determined pursuant to a formula set forth in the Merger Agreement and in accordance with the terms of the applicable Starwood LTIP and award agreement, based on the greater of (x) achievement of applicable performance goals at target level performance with respect to such award and (y) actual achievement of applicable performance goals as of the closing date of the business combination transactions; and

(v)	each deferred stock unit award that was outstanding was automatically converted into a Marriott deferred stock unit award on the same terms and conditions applicable to such award immediately prior to the business combination, with respect to a number of shares of Marriott Common Stock determined pursuant to a formula set forth in the Merger Agreement, rounded up or down to the nearest whole share.

The information contained in this Prospectus is only for general reference and does not provide a complete description of any award you may hold. This Prospectus is qualified in its entirety by the terms of the Starwood LTIP under which your award was granted, the terms of your award agreement (as adjusted to reflect the number of shares of Marriott Common Stock and, if applicable, the adjusted exercise price per share of your stock option, as well as other documents that may be provided by or on behalf of Marriott from time to time setting forth the specific terms, conditions, rules, regulations, procedures, and interpretations applicable to your award. You should carefully read these documents, and not rely solely on this Prospectus, to fully understand the terms of your award.

DESCRIPTION OF THE STARWOOD LTIP

Background

The Starwood LTIP is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified retirement plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Pursuant to the Merger Agreement Starwood became a wholly-owned indirect subsidiary of Marriott and Marriott assumed all outstanding awards under the Starwood LTIP. Awards granted under the Starwood LTIP will continue in effect in accordance with their terms until they are exercised, forfeited, cancelled or expired, as applicable.

Purpose

In general, the objectives of the Starwood LTIP are to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other persons eligible to participate in the Starwood LTIP with those of the Company’s stockholders.

Administration

The Starwood LTIP is currently administered by the Compensation Policy Committee or by any other committee appointed by the Board of Directors of Marriott (the “Committee” which, prior to the merger, was the Compensation and Option Committee of Starwood’s board of directors), which is made up of two or more members of the Board. Each member of the Committee is a “non-employee” and “outside” director as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and by Section 162(m) of the Tax Code, respectively, and is “independent” as defined under Nasdaq rules. The members of the Committee are appointed from time to time by, serve at the discretion of, and may be removed by, the Board of Directors of Marriott (the “Board”).

In general, the Committee has the full and exclusive authority to interpret, construe and administer the terms and intent of the Starwood LTIP and certain documents evidencing awards under the Starwood LTIP and to act in all matters pertaining to the granting of an award and the contents of the agreement evidencing the award, including, without limitation, the following:

•	determining the type and amount of awards to be granted;

•	selecting award recipients from among persons eligible to participate in the Starwood LTIP and determining the extent of such recipients’ participation; and

•	establishing the forms, terms (including but not limited to those relating to a participant’s retirement, death, disability, leave of absence or other termination of employment or other service), conditions and duration of each award, and make certain amendments to awards or award agreement under the Starwood LTIP.

Under the 2013 LTIP, the Committee may at any time delegate to one or more of the members of the Committee such of its powers as it deems appropriate (provided that any such delegation will be to at least two members of the Committee with respect to awards to covered employees for purposes of Section 162(m) of the Tax Code (“Covered Employees”) and persons subject to Section 16 under the Exchange Act (“Insiders”)). The Committee may at any time delegate to certain persons who are not members of the Committee any or all of its authority to administer the Starwood LTIP with respect to individuals who are not Insiders or Covered Employees of the Company.

In general, the determinations and decisions made by the Committee regarding authority under the Starwood LTIP or questions relating to the administration and interpretation of the Starwood LTIP, are final, conclusive and binding on all parties, including the Company, its stockholders, employers, participants, and their estates, beneficiaries and successors.

Persons Eligible to Receive Awards

The following persons were eligible to be granted awards under the Starwood LTIP:

•	Employees of Starwood or any of its subsidiaries;

•	Members of the board of directors of Starwood who were not also employees of Starwood; and

•	Consultants and advisers who provide bona fide services to Starwood and its subsidiaries not in connection with the offer or sale of securities in a capital- raising transaction.

The determination of the individuals to whom awards were granted was within the sole discretion of the Committee, subject to the restrictions imposed by certain federal securities and tax laws.

Awards

In general, under the Starwood LTIP, the Committee was permitted to grant the following types of awards:

•	Stock options, which may be either incentive stock options or nonqualified stock options;

•	Stock appreciation rights (sometimes called “SARs”);

•	Restricted stock;

•	Restricted stock units;

•	Stock in connection with the payment of fees to members of the Board who are not also employees;

•	Performance shares/units; and

•	Other equity-based or equity-related awards.

Each of these awards is described below. Each of these awards may be granted alone or in combination with other awards.

Award Agreements

Each award granted under the Starwood LTIP was evidenced by an agreement or other document, as described in the Starwood LTIP (an “award agreement”), that contains the terms and conditions applicable to that award.

Total Number of Shares Authorized by the Starwood LTIP

In accordance with the Merger Agreement, outstanding Starwood awards granted to employees, directors and other service providers to Starwood were assumed by Marriott and converted into awards with respect to Shares. Shares paid in settlement of outstanding awards may be authorized but unissued Shares or Shares held by Marriott as treasury shares, including Shares purchased in the open market or in private transactions.

The Committee will make certain equitable adjustments to awards and the Share and award limits described in the Starwood LTIP, as it deems necessary or appropriate, in the event of certain changes in corporate capitalization, corporate transactions, distributions to shareholders, or changes in corporate structure, as further described in the Starwood LTIP.

Stock Options

A stock option (sometimes referred to as an “option”) is a right to buy up to a specified number of Shares during a stated period of time in the future at a fixed price. Incentive stock options (sometimes referred to as “ISOs”) are options that are intended to qualify for preferred tax treatment under Section 422 of the Tax Code; options that don’t qualify for this treatment are referred to in this Prospectus as “nonqualified options”.

At the time that a stock option is granted, the Committee determines the number of Shares subject to the option, the exercise (or purchase) price per Share, the conditions upon which the option would become vested and exercisable, the period during which the option may be exercised and the restrictions and conditions on and to such exercise, and whether the option is an ISO or a nonqualified option. However, the exercise price of each option is required to be at least equal to the fair market value of a Share on the date the option is granted (subject to exception in connection with certain business combination transactions if provided for under the applicable portion of the Starwood LTIP), and the term of an option may not exceed eight (8) years from the grant date (or 10 years from the grant date if granted under the 2013 LTIP), potentially subject to certain exceptions for grants outside the United States if provided for under the applicable portion of the Starwood LTIP.

Unless otherwise provided in an award agreement, a participant does not have any rights of a stockholder with respect to the Shares underlying an option until Shares are actually issued to the participant at the time of exercise.

Exercise of Stock Options

If you hold a stock option under the Starwood LTIP, you may exercise the award (subject to any restrictions on exercise contained in the award agreement) following the procedures outlined in your award agreement. The exercise price is payable in United States dollars at the time of exercise either:

•	in cash;

•	cash equivalent approved by the Committee;

•	if approved by the Committee, by tendering previously acquired Shares having a fair market value equal to the exercise price (subject to any holding period requirement the Committee may require); or

•	a combination of any of the above.

The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the purpose and intent of the Starwood LTIP, including net exercise if permitted under the applicable portion of the Starwood LTIP.

Stock Appreciation Rights

A stock appreciation right is a right to receive Shares or cash compensation in an amount measured by appreciation in the fair market value of a stated number of Shares from a specified base amount (the “grant price”). A SAR may be awarded separately (a “freestanding SAR”) or in conjunction with the award of a stock option (a “tandem SAR”).

Each SAR generally is evidenced by an award agreement that sets forth the grant price of the SAR, the number of Shares subject to the SAR (which, in the case of a tandem SAR, may not be for more than the number of Shares subject to the related stock option), the term of the SAR, the conditions upon which the SAR would become vested and exercisable and whether payment of the SAR would be made in cash, in Shares of equivalent value or in some combination of cash and Shares, plus such other provisions as the Committee shall determine. If the SAR is a freestanding SAR, the grant price may not be less than the fair market value of a Share on the date the SAR is granted (potentially subject to exception in connection with certain business combination transactions if provided for under the applicable portion of the Starwood LTIP); if the SAR is a tandem SAR, the grant price equals the exercise price of the related option. The term of a SAR may not exceed ten (10) years from the grant date (subject to certain exceptions for grants outside the United States).

Upon exercise of a SAR, you will be entitled to receive payment from the Company in an amount determined by multiplying:

•	The difference between the fair market value of a Share on the date of exercise over the grant price; by

•	The number of Shares with respect to which the SAR is exercised.

A tandem SAR may be exercised for all or a part of the Shares subject to the related stock option only by surrendering the right to exercise the equivalent portion of the related option; in other words, you may exercise either a tandem SAR or the related stock option, but not both. A freestanding SAR may be exercised on whatever terms and conditions the Committee specifies.

Unless otherwise provided in an award agreement, a participant does not have any rights of a stockholder with respect to the Shares underlying a SAR until Shares are actually issued to the participant at the time of exercise.

Exercise of SARs

SARs are generally exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time. Upon exercise of a SAR, the number of Shares subject to exercise under any related stock option automatically is reduced by the number of Shares represented by the option or portion of thereof which is surrendered.

The Committee has the sole discretion to determine in each award agreement relating to a SAR the method of payment upon exercise of a SAR.

Exercise of Options and SARs After Termination of Employment or Service

If your employment with the Company or your service to Starwood as a non-employee director, employee, consultant or adviser terminates before a particular option or SAR granted to you under the Starwood LTIP expires, that option or SAR may be exercised by you only as set forth in your award agreement. In no event, however, may you exercise any stock option or SAR after the date on which the applicable award agreement says that award will expire.

Restricted Stock

An award of restricted stock is an award of a specified number of Shares in exchange for a payment, if any, and subject to such restrictions on transfer, forfeiture provisions and other conditions and limitations as established by the Committee. Grants of restricted stock may be made either alone or in addition to or in tandem with other awards granted under the Starwood LTIP. An award of restricted stock may be current or deferred — that is, the Shares may be issued at the time the award is granted or may be issued only after certain conditions are satisfied. Restricted stock awards must be accepted as provided for in the Starwood LTIP and the award agreement.

At the time of the grant, the Committee determines (and will specify in your applicable award agreement): (a) the number of Shares of restricted stock granted; (b) the purchase price, if any, for the restricted stock; (c) the period during which those Shares may not be sold or otherwise transferred (the “Restriction Period”) and applicable restrictions; and (d) the other terms of the award, including any performance targets applicable to the award and the extent to which you have a right to unvested restricted stock following your termination of employment or a change in control. The Restriction Period may be of any duration, and may lapse in monthly or longer installments.

The restricted stock award agreement also generally specifies your rights as a shareholder of the Company, including, but not limited to, voting rights and the right to receive dividends or have dividends reinvested in additional restricted stock.

In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to restricted stock such that the dividends and/or restricted stock maintain eligibility for the performance-based compensation exception under Section 162(m) of the Tax Code. At the end of any Restriction Period set forth in your restricted stock award agreement, you generally have the right to freely transfer the Shares, subject to applicable law.

Restricted Stock Units

A restricted stock unit (“RSU”) is a right to receive a number of Shares or cash payment (or a combination of both) for each unit equal to the fair market value of a Share on a specified date. Grants of RSUs may be made either alone or in addition to or in tandem with other awards granted under the Starwood LTIP. RSU awards must be accepted as provided for in the Starwood LTIP and the award agreement.

At the time of the grant, the Committee determines (and will specify in your applicable award agreement): (a) the number of RSUs granted; (b) the purchase price, if any, for the RSUs; (c) the Restriction Period and applicable restrictions; (d) whether the RSUs are settled in cash, Shares or a combination of both; and (e) the other terms of the award, including any performance targets applicable to the award and the extent to which you have a right to unvested RSUs following your termination of employment or a change in control. The Restriction Period may be of any duration, and may lapse in monthly or longer installments.

If you hold RSUs, you do not possess voting rights and generally accrue dividend equivalents on such RSUs only to the extent provided in the award agreement. The Committee may require that any such dividend equivalents be subject to the same restrictions on vesting and payment as the underlying RSUs.

Performance Shares and Units

Performance shares/units are awards granted in terms of a stated potential number of units or Shares, with the actual number and/or value earned to be determined by reference to the achievement of performance goals (as well as any non-performance terms) established by the Committee as described below over a specific performance period.

Performance goals may be established by reference to the performance measures listed in the Starwood LTIP.

Each performance unit and each performance share had an initial value that is established by the Committee at the time of grant; in the case of a performance share, this value equals the fair market value of a Share on the date the award is granted. Performance awards may be settled in cash, Shares (or other awards) or combination of cash and Shares and other awards, as applicable.

If you hold performance shares or performance units, you do not have voting rights and you accrue dividend equivalents on the award only to the extent provided in the applicable award agreement. Any rights to dividend equivalents are subject to the same restrictions on vesting and payment as the underlying award. With respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to performance shares/units such that the dividends and/or performance shares/units maintain eligibility for the performance-based compensation exception under Section 162(m) of the Tax Code.

Other Awards

The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Starwood LTIP and the interests of the Company. Other awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of other awards is based on the difference in the value of a Share at different points in time, the grant or exercise price may not be less than 100% of the fair market value of the Shares on the date of grant unless the other award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination (subject to certain tax-related determinations made by the Committee).

Payouts of Performance-Based Awards and Section 162(m)

Section 162(m) of the Tax Code limits the deductibility for federal income tax purposes of amounts paid to certain highly compensated individuals. Payouts under performance-based awards under the Starwood LTIP that are intended to qualify as performance-based compensation eligible for exclusion from the deductibility limit under Section 162(m) of the Tax Code will be subject to the satisfaction of specific performance targets established by the Committee within the first 90 days of the applicable performance period, based on one or more of various business criteria specified in the Starwood LTIP.

The Committee determines whether the applicable performance goals have been met with respect to a particular award and, if so, will so certify in writing and determine the amount payable under the applicable award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards as described in the Starwood LTIP. Also, in the event that the Committee determines that it is advisable to grant awards that do not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Tax Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Tax Code.

Transfers of Awards

During your lifetime, you may not sell, pledge or otherwise transfer an ISO or (unless your award agreement specifically so provides, or the Committee otherwise determines with respect to certain nonqualified stock options or SARs) a nonqualified option, a SAR or other award under the Starwood LTIP, and unless you have transferred an award as permitted by the Starwood LTIP and the applicable award agreement (or unless otherwise determined by the Committee regarding certain nonqualified stock options or SARs), only you (or your legal representative) may exercise an award granted to you. Awards generally may be transferred by will or by the laws of descent and distribution, subject to the restrictions and limitations set forth in the Starwood LTIP and the applicable award agreements. Generally, a nonqualified stock option or SAR granted under the 2013 LTIP may not be transferred for value or consideration.

To the extent permitted under the Starwood LTIP or by the Company, you may from time to time designate one or more persons to whom certain awards under the Starwood LTIP are to be paid in the case of your death. Each such designation of a beneficiary (i) will revoke all prior designations by you with respect to that award, (ii) must be made on a form prescribed by the Company, and (iii) will be effective only when filed by you in writing with the Company during your lifetime. If you do not designate a beneficiary, such awards outstanding at your death will be paid to your estate.

Deferrals

The Committee may permit or require you to defer your receipt of the payment of cash or the delivery of Shares that would otherwise be due to you by virtue of your exercise of a stock option or SAR, the lapse or waiver of restrictions with respect to restricted stock or RSUs, or the satisfaction of requirements or goals with respect to performance units/shares, as further described in the Starwood LTIP.

With respect to awards under the 2004 LTIP and the 2013 LTIP, the Committee, in its discretion, may defer the payment of an award under the Starwood LTIP, if such payment would cause the annual remuneration of a participant, who is subject to the requirements of Section 162(m) of the Tax Code, to be nondeductible because it exceeds $1,000,000 (or such other amount allowed under Section 162(m) of the Tax Code as a deduction). Any such deferral will be subject to certain terms and conditions further described in the Starwood LTIP.

Through the Starwood LTIP, non-employee directors of Starwood have received awards of shares of Starwood common stock, restricted stock units covering shares of Starwood common stock, and/or cash in consideration for their services on the Starwood Board of Directors. The receipt of certain of those awards has been deferred pursuant to the terms of the Starwood LTIP. Awards that were deferred were generally converted to Marriott deferred awards in accordance with the terms of the Merger Agreement and will be settled in accordance with the original terms of the deferral (and, if in stock, in the form of Shares).

Additional Restrictions

All certificates for Shares delivered under the 2002 LTIP, 2004 LTIP and 2013 LTIP will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Change in Control

Upon a “Change in Control” (as defined in the Starwood LTIP), each outstanding award granted under the Starwood LTIP (an “Outstanding Award”) will, except to the extent that the Outstanding Award is continued, assumed, replaced or adjusted in the form of a “Replacement Award,” vest or become immediately exercisable and/or nonforfeitable (a) if the Change in Control occurs less than two years after the date of grant for such Outstanding Award, on a pro-rata basis (i) based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) based on actual service during the performance period with respect to the greater of the target opportunity or actual results for any performance-based Outstanding Award, and (b) if the Change in Control occurs two years or more after the date of grant for such Outstanding Award, (i) on a pro-rata basis based on actual service during the vesting period with respect to any time- based Outstanding Award and (ii) with respect to 100% of the greater of the target opportunity or actual results for any performance-based Outstanding Award. Because the Outstanding Awards were converted into Replacement Awards pursuant to the Merger Agreement, these provisions do not apply to any Outstanding Awards under the Starwood LTIP for employees employed as of the date the transactions contemplated by the Merger Agreement were consummated.

If, subsequent to receiving a Replacement Award in accordance with the Starwood LTIP, your employment with the Company or any of its subsidiaries (or their successors in the Change in Control) is terminated within a period of two years after the Change in Control either (a) by you for “Good Reason” or (b) by the Company, such subsidiary or such successor (as applicable) other than for “Cause,” then the Replacement Award will vest or become immediately exercisable and/or nonforfeitable with respect to 100% of any time-based Replacement Award and with respect to 100% of the greater of the target opportunity or actual results for any performance- based Replacement Award (an “Accelerated Replacement Award”). For purposes of this Change in Control treatment, “Replacement Award,” “Good Reason” and “Cause” will be used as defined in the applicable award agreement. Outstanding Awards and Accelerated Replacement Awards will become payable at such time as specified under the terms and conditions of the applicable award agreement (or agreement for such Accelerated Replacement Awards) except that, to the extent that such Outstanding Awards or Accelerated Replacement Awards are exempt from Section 409A of the Tax Code under the “short-term deferral rule,” payment for such Outstanding Awards or Accelerated Replacement Awards will be made not later than 2-1/2 months after the year in which they are no longer subject to substantial risk of forfeiture. Because the Outstanding Awards were converted into Replacement Awards pursuant to the Merger Agreement, these provisions apply to all Outstanding Awards under the Starwood LTIP for employees employed as of the date the transactions contemplated by the Merger Agreement were consummated.

Amendment and Termination of the Starwood LTIP by the Committee

The Committee (or, with respect to the 1995 LTIP and the 1999 LTIP, the Board) has the power to amend or terminate the Starwood LTIP in whole or in part at any time. Generally, however, no such amendment or termination may adversely affect any rights or obligations under any award you are holding at the time such action is taken without your written consent. The Company will obtain the approval of the stockholders before amending the Starwood LTIP to the extent required by Section 162(m) or 422 of the Tax Code and/or the rules of the exchange upon which the Shares are traded or other applicable law.

With respect to awards under the 2002 LTIP, the 2004 LTIP and the 2013 LTIP, the Committee may, at any time, amend outstanding award agreements in a manner not inconsistent with the terms of the Starwood LTIP, but, except as discussed below in connection with a Corporate Event (as defined below), if such amendment is adverse to you, as determined by the Committee, the amendment will not be effective unless and until you consent in writing to the amendment.

Notwithstanding the above provisions, the Committee will not permit or effect a repricing of an outstanding option or SAR (as further described in the Starwood LTIP), except in accordance with a corporate adjustment event as described above or to the extent the repricing is approved by the stockholders of the Company.

Cancellation of Awards; Corporate Event

With respect to awards under the 2002 LTIP, the 2004 LTIP and the 2013 LTIP, the Committee may provide in the award agreement that if you engage in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in the Starwood LTIP to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred award as of the first date you engaged in the Detrimental Activity, unless sooner terminated by operation of another term of the Starwood LTIP or any other agreement. The award agreement may also provide that if you exercise an option or SAR, receive a performance share or performance unit payout, receive or vest in Shares under an award or vest in or receive a payout under a RSU at any time during the period beginning six months prior to the date you first engage in Detrimental Activity and ending six months after the date you cease to engage in any Detrimental Activity, you will be required to pay to the Company the excess of the then fair market value of the Shares subject to the award over the total price paid by you for such Shares.

Under the 2002 LTIP, the 2004 LTIP and the 2013 LTIP, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and you relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in the Starwood LTIP), whether or not your employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) your refusal or failure to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that you are in full compliance with the terms and conditions of the applicable portion of the Starwood LTIP; provided, that the Committee may provide in the award agreement that only certain of the restrictions provided above apply for purposes of the award agreement.

With respect to awards under the 2002 LTIP, the 2004 LTIP and the 2013 LTIP, in the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, and, with respect to awards under the 2013 LTIP, such event is not a Change in Control under the Starwood LTIP (a “Corporate Event”), each award outstanding at the time of the Corporate Event will be assumed or an equivalent award will be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for you to have the right to exercise an option or SAR as to all Shares covered by the award, including Shares as to which the option or SAR would not otherwise be exercisable or provide that all restrictions applicable to any restricted stock, RSUs, performance shares or performance units will lapse. If the Committee makes an option or SAR fully exercisable in lieu of assumption or substitution in the event of a Corporate Event, the Committee will notify you that, subject to rescission if the Corporate Event is not successfully completed within a certain period, the option or SAR will be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the option or SAR will terminate upon the expiration of such period.

Alternatively, with respect to awards under the 2013 LTIP, the Committee may make a provision for a cash payment in settlement of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of Shares upon or in respect of the Corporate Event. The Committee may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price or base price, as applicable, of the award and may cancel each option or SAR with an exercise price or base price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such option or SAR.

Tax Withholding; Share Withholding

The Company generally has the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Starwood LTIP or any award.

With respect to withholding required upon the exercise of options or SARs, upon the lapse of restrictions on restricted stock or RSUs, upon the achievement of performance goals related to performance shares or performance units, or upon any other taxable event arising as a result of or in connection with an award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, you must satisfy the withholding requirement by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates. All such withholding arrangements are subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Unfunded Status

The Starwood LTIP is unfunded. Starwood is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under the Starwood LTIP.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax consequences to the Company and award recipients of awards made under the Starwood LTIP.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF YOUR DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY CITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAXATION OF YOUR AWARDS.

Stock Options. You do not recognize any income (and the Company is not entitled to any deduction) as a result of the grant to you of a stock option. If you exercise a nonqualified stock option, you will recognize income taxable as ordinary income (and subject to income tax withholding if you are a Company employee) equal to the excess of the fair market value of the Shares purchased over the exercise price. Upon any subsequent sale of such Shares by you, any difference between the sale price and the fair market value of the Shares on the date of exercise of the nonqualified stock option will be treated generally as capital gain or loss (long-term or short-term depending on the holding period). You will not recognize income (except for purposes of the alternative minimum tax) upon your exercise of an incentive stock option if you exercise the incentive stock option either while you are an employee of the Company or within three months (or one year if you are “disabled” within the meaning of Section 22(e)(3) of the Tax Code) following your termination of employment. If you hold the Shares acquired by such exercise of an incentive stock option for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of such Shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such Shares are disposed of within the above-described period, then in the year of such disposition you will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such Shares on the date of exercise over (ii) the exercise price, as well as capital gain to the extent the amount realized upon disposition exceeds the fair market value of the Shares on the date of option exercise.

SARs. You do not recognize any income (and the Company is not entitled to any deduction) as a result of the grant to you of a SAR. If you exercise a SAR, you will recognize income taxable as ordinary income (and, if you are an employee of Starwood, subject to income tax withholding) equal to the fair market value of any Shares and the total amount of cash delivered to you by the Company upon such exercise.

Restricted Stock Awards. You do not recognize taxable income (and the Company is not entitled to any deduction) as a result of the grant to you of a restricted stock award, unless you elect at the time such restricted stock award is granted (or within 30 days thereafter) to be taxed. If such election is not made, you will recognize taxable income at the time the restrictions lapse and the Shares vest in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. In addition, if dividends are paid to you with respect to Shares subject to a restricted stock award and you did not make the above-described election for that award, then prior to the time the restrictions lapse and the Shares vest you will recognize taxable compensation (subject to income tax withholding if you are a Company employee), rather than dividend income, in an amount equal to the dividends paid.

Restricted Stock Units. You do not recognize taxable income upon the grant of a RSU and the Company is not entitled to a tax deduction at such time. Upon payment of the RSU, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are a Company employee) in an amount equal to the cash paid to you and the fair market value of the Shares delivered to you over the amount, if any, paid for such RSU.

Performance Awards. You do not recognize taxable income upon the grant of a performance share or performance unit, and the Company is not entitled to a tax deduction at such time. Upon the settlement of a performance share or performance unit, you will recognize compensation taxable as ordinary income (and subject to income tax withholding if you are a Company employee) in an amount equal to the cash paid and the fair market value of the Shares delivered to you.

Dividend Equivalents. Dividend equivalents, if any, awarded with respect to grants under the Starwood LTIP and paid in cash or unrestricted Shares will be taxed to a participant at ordinary income rates when received by the participant.

Tax Consequences to Marriott and its Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, Marriott or the subsidiary for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Tax Code. Section 162(m) of the Tax Code generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and the corporation’s three other most highly compensated executive officers other than the chief financial officer. However, compensation that is qualified “performance-based compensation” is not subject to the $1 million deductibility limit. To qualify as performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, are disclosed to, and approved by a separate vote of, stockholders before the compensation is paid.

FORWARD LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business and Overview” and “Liquidity and Capital Resources” included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, and other statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described on page S-12 of this prospectus supplement and other factors described from time to time in our various public filings which we incorporate by reference in this prospectus supplement and in the accompanying prospectus. We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

RISK FACTORS

An investment in our securities involves certain risks. You should carefully consider the risk factors included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

If all of the assumed equity awards described in this prospectus supplement that are stock options are exercised in full, Marriott will receive the net proceeds from the exercise of such options. Marriott intends to use any such proceeds for general corporate purposes. Marriott will not receive any proceeds from the settlement or vesting of other assumed equity awards described in this prospectus supplement.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the shares of Marriott common stock that are issuable upon the vesting, exercise or settlement of certain equity awards held by former employees of Starwood that are assumed by Marriott and converted into equity awards in respect of shares of Marriott common stock in connection with Marriott’s acquisition of Starwood. Former employees includes executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. Marriott is offering these shares of Marriott common stock directly to the holders of these equity awards according to the terms of the underlying equity award agreements. Marriott is not using an underwriter in connection with this offering. These shares of Marriott common stock will be listed for trading on the New York Stock Exchange.

In order to facilitate the vesting or exercise of any such equity awards, Marriott will furnish, at its expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each former employee holding such equity award as such holder may request, together with instructions that copies be delivered to the beneficial owners of such equity awards.

DESCRIPTION OF SECURITIES

The description of our Class A Common Stock is contained in our Registration Statement on Form 8-A filed with the SEC on March 16, 1998 (File No. 001-13881), including any amendments or reports filed for the purpose of updating the description of our Class A Common Stock.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated by reference.

VALIDITY OF SECURITIES

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Marriott appearing in Marriott’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Marriott’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Marriott’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Marriott files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

Prior to Marriott’s acquisition of Starwood on September 23, 2016, Starwood also filed annual, quarterly and current reports, proxy statements and other information with the SEC. Documents filed by Starwood may also be inspected and copied at the locations referred to above and are otherwise available through the SEC’s website.

Marriott also makes its annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, www.marriott.com/investor, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. Marriott uses its website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about Marriott is routinely posted on and accessible at www.marriott.com/investor. You can also inspect reports and other information we file at the office of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

Marriott has filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about Marriott and the securities it may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Marriott International, Inc. and its subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 18, 2016;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on April 28, 2016;

(c) Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 14, 2016, March 21, 2016, March 25, 2016, March 28, 2016, April 8, 2016 (as to Item 5.07 only), May 10, 2016, June 6, 2016, June 10, 2016, and June 13, 2016;

(d) The description of the Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 13, 1998, including any amendment or report filed for the purpose of updating such description;

(e) The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2016; and

(f) Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination of this offering.

In addition, any statement contained in this prospectus supplement, or in a document incorporated by reference in this prospectus supplement, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes the earlier statement. Any statement that is modified or superseded by a subsequently filed document that is incorporated by reference in this prospectus supplement will not be deemed to constitute a part of this prospectus supplement, except as modified or superseded by the statement in the subsequently filed document.

A copy of all materials incorporated by reference into this prospectus supplement (not including exhibits to such materials, unless such exhibits are specifically incorporated by reference) will be furnished without charge to any participant upon written or oral request from such participant. Requests should be made to the Corporate Secretary of Marriott, 10400 Fernwood Road, Bethesda, Maryland 20817 (Telephone: 301-380-4999). Upon request, Marriott also will furnish without charge a copy of its latest Annual Report to shareholders.

[Prospectus]

MARRIOTT INTERNATIONAL, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. Our Class A Common Stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “MAR.” The debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817. Our telephone number is (301) 380-3000.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2015

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, www.marriott.com/investor, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at www.marriott.com/investor. You can also inspect reports and other information we file at the office of The NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Marriott International, Inc. and its subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the portions of our proxy statement for our 2015 annual meeting of shareholders incorporated by reference therein);

•	The description of our Class A Common Stock set forth under the caption “Description of the New Marriott Capital Stock” in our Registration Statement on Form 10, filed on February 13, 1998, including any amendment or report filed with the SEC for the purpose of updating such description; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary

Marriott International, Inc.

10400 Fernwood Road

Department 52/862

Bethesda, Maryland 20817

(301) 380-3000

1

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated by reference.

VALIDITY OF SECURITIES

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Marriott International, Inc. appearing in Marriott International, Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2014, and the effectiveness of Marriott International, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

2